Cullen/Frost Bankers, Inc.
                                           Form 10-Q
                                         Exhibit Index


Exhibit                         Description
-------                         -----------------------------------------------
  11                            Statement re: Computation of Earnings per Share


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Exhibit 11
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

                                  Cullen/Frost Bankers, Inc.
                           Computation of Earnings per Common Share
                           (in thousands, except per share amounts)


                                                                     Three Months Ended
                                                                          March 31
                                                                     ------------------
Primary Earnings per Common Share                                      1997      1996
------------------------------------------------------------------   --------  --------
Net income applicable to common stock                                 $15,063   $13,075
                                                                     ========  ========

Weighted average shares outstanding                                    22,499    22,421
Addition from assumed exercise of stock options                           594       408
                                                                     --------  --------
Weighted average number of common shares outstanding                   23,093    22,829
                                                                     ========  ========
Primary earnings per common share:                                    $   .65   $   .57


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